April 17, 2012

Dear Fellow Stockholder:

We have previously sent to you proxy materials or a notice of availability of proxy materials for the E. I. du Pont de Nemours and Company Annual Meeting of Stockholders to be held on April 25, 2012.

You should be aware that your Board of Directors recommends that you vote AGAINST Proposals 4 and 5, because it believes these proposals are NOT in your best interests.

We urge you to protect your investment by using the enclosed proxy card to vote TODAY—even if you believe you have already voted. Only the latest-dated proxy you submit will count.

We appreciate your support.

Very truly yours,

Mary E. Bowler

Secretary

YOUR VOTE IS IMPORTANT,

NO MATTER HOW MANY OR HOW FEW SHARES YOU MAY OWN!

Remember, you can vote your shares by telephone or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.